UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2013

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)
(913) 367-1480
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective December 17, 2013, the Board of Directors (the “Board”) of MGP Ingredients, Inc. (the “Company”) elected Donald P. Tracy, the Company’s Chief Financial Officer, and Randall Schrick, the Company’s Vice President of Engineering, to serve as Interim Co-Chief Executive Officers until a replacement Chief Executive Officer is hired.
Mr. Tracy, 55, has served as the Company’s Vice President of Finance and Chief Financial Officer of since November 2009. From 2007 until joining the Company, he served as Chief Financial Officer at Emery Oleochemicals, a global chemical manufacturer, and was based in Cincinnati. Prior to his position at Emery Oleochemicals, Mr. Tracy served as Chief Financial Officer at Briggs Industries, a worldwide manufacturer and distributor of kitchen and bath fixtures, at the company’s U.S. headquarters in Charleston, South Carolina, from 2005 to 2007. Before that, he spent four years with the Tenaris Corp., a global producer of steel tubes, where he began as Director of Financial Projects and subsequently was promoted to Chief Financial Officer of Tenaris, North America. His previous experience included 10 years with the Procter & Gamble Company.
Mr. Schrick, 62, served as President of Illinois Corn Processing, LLC, from November 2009 to December 2011. He also has been Vice President of Engineering for the Company since June 2009. He previously had served as Corporate Director of Distillery Products Manufacturing from June 2008 to June 2009 and as Vice President, Manufacturing and Engineering from July 2002 to June 2008. He served as Vice President - Operations from 1992 until July 2002. From 1984 to 1992, he served as Vice President and General Manager of the Company’s Pekin plant. From 1982 to 1984, he was the Plant Manager of the Company’s Pekin plant subsequent to joining the Company in 1973. Prior to 1982, he was Production Manager at the Atchison plant. He was a Director of the Company from 1987 to 2008.
Effective December 17, 2013, the Company and Mr. Tracy entered into the Amendment and Restatement of the Executive Employment Agreement (the “Agreement”). The Agreement modified certain provisions of the Executive Employment Agreement between the Company and Don Tracy effective as of August 8, 2013. Pursuant to the Agreement, Mr. Tracy’s base pay remains unchanged at $229,750 per year. In addition, the Company will pay Mr. Tracy an amount equal to $15,000, less applicable withholding, each month until the Company appoints a permanent CEO. Mr. Tracy is entitled to participate in any performance bonus plan, any equity compensation program that the Company may maintain from time to time, as well as in all fringe benefits or plans of the Company generally available to executive employees of the Company. The Company has committed to paying Mr. Schrick an additional $16,000, less applicable withholding, each month until the Company appoints a permanent CEO; however, the parties have not executed an employment agreement concerning such compensation.
The Agreement with Mr. Tracy will terminate on December 17, 2015, unless extended or sooner terminated as provided in the Agreement. If the Agreement is not extended or terminated, it will automatically be extended for successive additional one-year periods, unless either party to the Agreement provides the other party with notice of termination of this Agreement at least 30 days prior to the expiration of the initial term or any renewal period. In the event of a Change in Control of the Company, the term of the Agreement shall be deemed extended for a renewal period that begins on the effective date of such Change in Control and ends on the third anniversary of such effective date.
Other terms of the Agreement, as set forth in the Company’s current report on Form 8-K filed with the SEC on August 9, 2013, remain substantially unchanged and are incorporated by reference herein.

The foregoing description is qualified in it sentirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective following the 2013 Annual Meeting of the Company’s Stockholders (the “Annual Meeting”) on December 17, 2013, the Board amended Sections 3.6 and 3.7 (the “Article III Amendment”) of its Bylaws (the “Bylaws”) to require six Board members to approve any sale of all or substantially all of the Company’s assets or stock or any material division thereof, any acquisition of a material nature (by asset purchase, stock purchase, merger or otherwise) of any other business, any acquisition or sale of a joint venture of a material nature, and any other acquisition or sale transaction of the Company’s assets or stock outside the ordinary course of business prior to December 18, 2014. The foregoing description of Article III Amendment is qualified in its entirety by reference to the full text of the Amendment to the Bylaws of MGP Ingredients, Inc., a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.
Effective December 17, 2013, the Company’s stockholders voted in favor of the following amendments to the Company’s Bylaws presented by the Cray Group to the vote of the Company’s stockholders at the Annual Meeting: (i) provision for confidential voting at the Annual Meeting and at future stockholder meetings; (ii) provision for a right for stockholders holding 10% or more of the outstanding common stock or outstanding preferred stock to call a special meeting of stockholders; and (iii) requirement that any vacancies on the Board to be filled only by the stockholders and not by the Board. The amendments and additions to the Company’s Bylaws were integrated as Sections 2.2, 2.14, and 3.8 to the Company’s Bylaws. The foregoing description is qualified in its entirety by reference to the Amendment to the Bylaws of MGP Ingredients, Inc., attached hereto as Exhibit 3.2 and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) was held on December 17, 2013, in Atchison, Kansas. At the Annual Meeting, the holders of 14,099,799 shares of the Company’s Common Stock were represented in person or by proxy and 437 shares of the Company’s Preferred Stock were represented in person or by proxy, constituting a quorum. The following matters were submitted to a vote of stockholders and the results of the vote were as follows:
1. Election of Directors. John Bridendall, Jeannine Strandjord and Cloud L. Cray, Jr. were elected to each serve a three-year term expiring in 2016 and until their successors are duly elected and qualified, based upon the following votes:
(i) Group A director by the holders of Common Stock:

Director	For	Withheld
John R. Speirs	2,960,546	103,772
John P. Brindendall	10,981,884	53,597

(ii) Group B director by the holders of Preferred Stock:

Director	For	Withheld
M. Jeannine Strandjord	437	0
Cloud L. Cray, Jr.	437	0

2. Ratification of Appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The results of the vote were as follows:

	For	Against	Abstentions
Common shares	13,988,576	75,109	36,114
Preferred Shares	437	0	0
Total shares	13,989,013	75,109	36,114
3. Advisory vote on the compensation of our named executive officers. The results of the vote were as follows:

	For	Against	Abstentions
Common shares	2,997,483	10,971,399	130,917
Preferred Shares	0	437	0
Total shares	2,997,483	10,971,836	130,917
The Annual Meeting was the subject of a proxy contest initiated by Karen Seaberg, Laidacker M. Seaberg, Cloud L. Cray, Jr., Cray Family Management LLC, and Cray MGP Holdings LP (the “Cray Group”). Certain issues related to the proxy contest were settled before the Annual Meeting set forth in the Company’s current report on Form 8-K filed with the SEC on December 6, 2013 and the Company’s Supplement to the Proxy Statement on DEFA14A filed with the SEC on December 6, 2013.. At the Annual Meeting, the Cray Group submitted the proposals presented in the Cray Group’s proxy statement filed with the SEC on July 10, 2013 to the vote by the Company’s stockholders and the results of the vote were as follows:
4. Cray Group’s proposal to amend the Company’s Bylaws to provide for confidential voting at the Annual Meeting and at future stockholder meetings. The vote results were as follows:

	For	Against	Abstentions
Common shares	8,665,255	5,411,762	22,782
Preferred Shares	437	0	0
Total shares	8,665,692	5,411,762	22,782
5. Cray Group’s proposal requesting the Board of Directors to approve an amendment to the Company's Articles of Incorporation to de-stagger the Board which would have the effect of requiring the annual election of all directors and allowing any director to be removed with or without cause by stockholders holding a majority of the voting power required to elect such director, and to submit such amendment to the Company’s stockholders for approval. The vote results were as follows:

	For	Against	Abstentions
Common shares	10,029,411	4,037,291	33,097
Preferred Shares	437	0	0
Total shares	10,029,848	4,037,291	33,097

6. The Cray Group’s proposal to amend the Company’s Bylaws to provide a right for stockholders holding 10% or more of the outstanding common stock or outstanding preferred stock to call a special meeting of stockholders.

	For	Against	Abstentions
Common shares	9,731,729	4,331,829	36,241
Preferred Shares	437	0	0
Total shares	9,732,166	4,331,829	36,241
7. The Cray Group’s proposal to amend the Bylaws to require any vacancies on the Board to be filled only by the stockholders and not by the Board.

	For	Against	Abstentions
Common shares	9,766,161	4,298,240	35,398
Preferred Shares	437	0	0
Total shares	9,766,598	4,298,240	35,398
8. The Cray Group’s proposal to repeal any provision of or amendments to the Bylaws adopted by the Board without the approval of a majority of the shares of common stock and preferred stock voting thereon after April 3, 2013 and on or before the date of the Annual Meeting.

	For	Against	Abstentions
Common shares	11,157,771	2,923,886	18,142
Preferred Shares	437	0	0
Total shares	11,158,208	2,923,886	18,142
On December 3, 2013, the Company and the Cray Group entered a Settlement Agreement and Mutual Release (the “Settlement Agreement”). The terms of the Settlement Agreement and the anticipated cost to the Company are set forth in the Company’s current report on Form 8-K filed with the SEC on December 6, 2013 and the Company’s Supplement to the Proxy Statement on DEFA14A filed with the SEC on December 6, 2013, both of which are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued by the Company on December 23, 2013 announcing the final results of the Annual Meeting referred to in Item 5.07 above.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
3.2 Amendment to the Bylaws of MGP Ingredients, Inc.
10.1 Amendment and Restatement of the Executive Employment Agreement between the Company and Donald P. Tracy dated December 17, 2013.
99.1 Press Release announcing the results of the 2013 Annual Meeting of Stockholders of MGP Ingredients, Inc. dated December 23, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: December 23, 2013	By:
Randall Schrick, co-Chief Executive Officer